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                                                                    EXHIBIT 10.7

                          Loan and Security Agreement


Borrower:     Software Technologies Corporation
Address:      404 E. Huntington Drive
              Monrovia, California 91016

Date:         October 29, 1999

This Loan and Security Agreement is entered into on the above date between GREYROCK CAPITAL, a Division of Banc of America Commercial Finance Corporation (GREYROCK), whose address is 10880 Wilshire Blvd., Suite 950, Los Angeles, CA 90024 and the borrower named above (BORROWER), whose chief executive office is located at the above address (BORROWER'S ADDRESS). The Schedule to this Agreement (the SCHEDULE) being signed concurrently is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.  LOANS.
1.1 LOANS. (a) Revolving Credit Loans. Greyrock will make loans to Borrower (the REVOLVING CREDIT LOANS), in amounts determined by Greyrock in its good faith business judgment, up to the amount (the REVOLVING CREDIT LIMIT) shown on the Schedule, provided no Default or Event of Default has occurred and is continuing.

(b) Term Loan. Greyrock will make a loan to Borrower (the TERM LOAN), in the amount (the TERM LOAN LIMIT) shown on the Schedule, provided no Default or Event of Default has occurred and is continuing.

(c) If at any time or for any reason the outstanding aggregate amount of all outstanding Revolving Credit Loans, the Term Loan, and all other Obligations exceeds the amount shown on the Schedule as the Total Credit Limit (the TOTAL CREDIT LIMIT), Borrower shall immediately pay the amount of the excess to Greyrock, without notice or demand. The Revolving Credit Loans and the Term Loan are sometimes collectively referred to herein as the "LOANS."

  1.2 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement or in another written agreement signed by Greyrock and Borrower. Interest shall be payable monthly, on the last day of the month. Interest may, in Greyrock's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans.

  1.3 FEES. Borrower shall pay Greyrock the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Greyrock and are not refundable.

2. SECURITY INTEREST.

   2.1 SECURITY INTEREST. To secure the payment and performance of all the Obligations when due, Borrower hereby grants to Greyrock a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located (collectively, the Collateral): All Receivables, Inventory, Equipment, Investment Property and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, all money, all collateral in which Greyrock is granted a security interest pursuant to any other present or future agreement, all property now or at any time in the future in Greyrock's possession and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products of the foregoing and all books and records related to any of the foregoing.

       Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term "Collateral" shall not include, any property, rights or licenses to the extent the granting of a security interest therein (i) would be contrary to applicable law or (ii) is prohibited by, or would constitute a default under, any of the agreements or other documents listed on Exhibit A hereto (but only to the extent such prohibition is enforceable under applicable law).

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

  In order to induce Greyrock to enter into this Agreement and to make Loans, Borrower represents and warrants to Greyrock as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

  3.1 CORPORATE EXISTENCE AND AUTHORITY. Borrower, if a corporation, is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; provided that, upon written notice to Greyrock and subject to Borrower's continuing compliance with the terms of this Agreement (including, but not limited to, Section 5.9 hereof), Borrower may redomesticate into another state within the United States. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so could reasonably be expected to have a material adverse effect on Borrower. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable

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principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), (iii) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

      3.2 NAME; TRADE NAMES AND STYLES. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Greyrock contemporaneous written notice of changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

      3.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Greyrock contemporaneous written notice of opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's address or one of the locations set forth on the Schedule.

      3.4 TITLE TO COLLATERAL; PERMITTED LIENS. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Greyrock now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Greyrock and the Collateral against all claims of others. So long as any Loan is outstanding, none of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by Greyrock, use its best efforts to cause such third party to execute and deliver to Greyrock, in form acceptable to Greyrock, such waivers and subordinations as Greyrock shall specify, so as to ensure that Greyrock's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

      3.5 MAINTENANCE OF COLLATERAL. Borrower will maintain the Collateral in good working condition, ordinary wear and tear excepted, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Greyrock in writing of any material loss or damage to the Collateral.

      3.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

      3.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All quarterly and annual financial statements now or in the future delivered to Greyrock have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Greyrock and the date hereof, there has been no material adverse change in the financial condition or business of Borrower. Borrower is now and will continue to be solvent.

      3.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed, and will timely file, all tax returns and reports required by applicable law, and Borrower has timely paid, and will timely pay, all applicable taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Greyrock in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guarantee Corporation or any other governmental agency. Borrower shall, at all times, maintain a separate payroll account which shall be used exclusively for payment of payroll and payroll taxes and other items related directly to payroll.

      3.9 COMPLIANCE WITH LAW. Unless non-compliance would not materially adversely affect (i) Borrower's financial condition as reflected in its financial statements previously delivered to Greyrock, (ii) Borrower's operations, or (iii) Borrower's business, Borrower has complied, and will comply, in all material respects, with all provisions of all applicable laws and regulations, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

      3.10 LITIGATION. Except as disclosed in the Schedule, there is not claim, suit, litigation, proceeding or

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investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of Borrower, or in any material impairment in the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted. Borrower will promptly inform Greyrock in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower which could reasonably be expected to result in a liability with respect to any single claim of $50,000 or more, or involving $100,000 or more in the aggregate.

        3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes.

        3.12 YEAR 2000 COMPLIANCE. Borrower has (i) initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Borrower or any of its subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have material adverse effect. Borrower will promptly notify Greyrock in the event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect.

4. RECEIVABLES.

        4.1 REPRESENTATIONS RELATING TO RECEIVABLES. Borrower represents and warrants to Greyrock as follows: Each Receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, represent an undisputed, bona fide, existing, unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services, in the ordinary course of Borrower's business.

        4.2 REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE. Borrower represents and warrants to Greyrock as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct in all material respects and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all material respects what they purport to be, and all signatories and endorsers have the capacity to contract. All sales and other transactions underlying or giving rise to each Receivable shall comply with all applicable laws and governmental rules and regulations. All signatures and indorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

        4.3 SCHEDULES AND DOCUMENTS RELATING TO RECEIVABLES. Borrower shall deliver to Greyrock transaction reports and loan requests, schedules of all Receivables, and schedules of collections, all on Greyrock's standard forms or as otherwise agreed by the parties; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Greyrock's security interest and other rights in all of Borrower's Receivables, nor shall Greyrock's failure to advance or lend against a specific Receivable affect or limit Greyrock's security interest and other rights therein. Together with each such schedule or later if requested by Greyrock, Borrower shall furnish Greyrock with copies (or, at Greyrock's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Greyrock an aged accounts receivable trial balance in such form and at such intervals as Greyrock shall request. In addition, Borrower shall deliver to Greyrock the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, immediately upon receipt thereof and in the same form as received, with all necessary indorsements.

        4.4 COLLECTION OF RECEIVABLES. Borrower shall have the right to collect all Receivables, unless and until a Default or an Event of Default has occurred. Borrower shall hold all payments on, and proceeds of, Receivables in trust for Greyrock, and Borrower shall deliver all such payments and proceeds to Greyrock, within one business day after receipt of the same, in their original form, duly endorsed, to be applied to the Obligations in such order as Greyrock shall determine.

        4.5 DISPUTES. Borrower shall notify Greyrock promptly of all disputes or claims relating to Receivables on the regular reports to Greyrock. Borrower shall not forgive, or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Greyrock on the regular reports provided to Greyrock; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such settlements and forgiveness, the total outstanding Revolving Credit Loans, the Term Loan and other Obligations will not exceed the Total Credit Limit.

        4.6 RETURNS. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its


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business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount (sending a copy to Greyrock). In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall (i) not accept any return without Greyrock's prior written consent, (ii) hold the returned Inventory in trust for Greyrock, (iii) segregate all returned Inventory from all of Borrower's other property, and
(iv) immediately notify Greyrock of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on Greyrock's request deliver such returned Inventory to Greyrock.

     4.7 VERIFICATION. Greyrock may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or Greyrock or such other name as Greyrock may choose, and Greyrock or its designee may, at any time, notify Account Debtors that it has a security interest in the Receivables.

     4.8 NO LIABILITY. Greyrock shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall Greyrock be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve Greyrock from liability for its own gross negligence or willful misconduct.

5.   ADDITIONAL DUTIES OF BORROWER.

     5.1 INSURANCE. Borrower shall, at all times, insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Greyrock, in such form and amounts as Greyrock may reasonably require, and Borrower shall provide evidence of such insurance to Greyrock, so that Greyrock is satisfied that such insurance is, at all times, in full force and effect. All liability insurance policies of Borrower shall name Greyrock as an additional insured and all property casualty and related insurance policies of Borrower shall name Greyrock as an additional insured and loss payee thereon, and borrower shall cause a lenders loss payee endorsement in form reasonably acceptable to Greyrock to be delivered to Greyrock. Upon receipt of the proceeds of any such insurance, Greyrock shall apply such proceeds in reduction of the Obligations as Greyrock shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Greyrock shall release to Borrower insurance proceeds with respect to Collateral subject to a casualty loss totaling less than $100,000, which shall be utilized by Borrower for the replacement of such Collateral with respect to which the insurance proceeds were paid. Greyrock may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Greyrock may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Greyrock copies of all reports made to insurance companies.

     5.2 REPORTS. Borrower, at its expense, shall provide Greyrock with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sale projections, operating plans and other financial documentation), as Greyrock shall from time to time reasonably specify.

     5.3 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times, and on one business day's notice, Greyrock, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records. Greyrock shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Greyrock shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $600 per person per day (or such higher amount as shall represent Greyrock's then current standard charge for the same), plus reasonable out-of-pockets expenses. Borrower shall not be charged more than $3,000 per audit (plus reasonable out-of-pockets expenses), nor shall audits be done more frequently than four times per calendar year, provided that the foregoing limits shall not apply after the occurrence and during the continuance of a Default or Event of Default, nor shall they restrict Greyrock's right to conduct audits at its own expense (whether or not a Default or Event of Default has occurred). Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first obtaining Greyrock's written consent, which may be conditioned upon such accounting firm, service bureau or other third party agreeing to give Greyrock the same rights with respect to access to books and records and related rights as Greyrock has under this Agreement.

     5.4 REMITTANCE OF PROCEEDS. All proceeds arising from the sale or other disposition of any Collateral shall be delivered, in kind, by Borrower to Greyrock in the original form in which received by Borrower not later than the following business day after receipt by Borrower, to be applied to the Obligations in such order as Greyrock shall determine; provided that, if no Default or Event of Default has occurred and is continuing, and if no term loan is outstanding hereunder, then Borrower shall not be obligated to remit to Greyrock the proceeds of the sale of Equipment which is sold in the ordinary course of business, in a good-faith arm's length transaction. Except for the proceeds of the sale of Equipment as set forth above, Borrower shall not commingle proceeds of Collateral with any of Borrower's other funds or property, and shall hold such proceeds separate and apart from such other funds and property and in an express trust for Greyrock. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

     5.5 NEGATIVE COVENANTS. Except as may be permitted in the Schedule, Borrower shall not without Greyrock's prior written consent, do any of the following: (i) merge or consolidate with another corporation or entity, except in a transaction in which (a) the shareholders of Borrower hold at least 50% of the common stock and all other

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capital stock of the surviving corporation immediately after such merger or consolidation (b) Borrower is the surviving corporation and (c) no Default or Event of Default shall exist either immediately prior to or after giving effect to the transaction; (ii) acquire any assets, except in the ordinary course of business; (iii) enter into any transaction outside the ordinary course of business consisting of a transaction or a series of transactions involving the payment of an aggregate amount in excess of $500,000, provided that no Default or Event of Default shall exist either immediately prior to or after giving effect to the transaction; (iv) sell or transfer any Collateral, except that, provided no Default or Event of Default has occurred and is continuing, Borrower may (a) sell finished Inventory in the ordinary course of Borrower's business, (b) sell Equipment in the ordinary course of business, in good-faith arm's length transactions, (c) sell or transfer non-exclusive (or exclusive in a particular field of use or geographic area or with respect to a particular software module) licenses and similar arrangements for the use of property of Borrower in the ordinary course of business, (d) sell or transfer worn-out or obsolete Equipment, (e) sell or transfer any property of Borrower otherwise permitted in this Agreement, and (f) in addition to the foregoing, sell or transfer property of Borrower having a value not exceeding $500,000 in the aggregate in any fiscal year; (v) store any Inventory or other Collateral with any warehouseman or other third party; (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis; (vii) make any loans of any money or other assets, except (a) advances to suppliers if created, acquired or made in the ordinary course of business in an aggregate amount not to exceed $250,000, (b) travel advances, and other employee loans and advances in the ordinary course of business and employee relocation loans in an amount not to exceed $500,000, (c) loans to employees, officers and directors for the purpose of purchasing equity securities of Borrower in an aggregate amount not to exceed $100,000 at any time outstanding, (d) other loans to officers and employees approved by the Board of Directors of Borrower in an aggregate amount not to exceed $100,000 at any time outstanding, (e) other loans and extensions of credit not otherwise permitted hereunder in an aggregate amount not to exceed $100,000 at any time outstanding, and (f) loans to Borrowers's subsidiaries in the ordinary course of business consistent with past practices, and provided, further, that no Default or Event of Default shall exist either immediately prior to or after giving effect to the making of any of the foregoing advances, loans or other extensions of credit; (viii) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on Borrower or on the prospect of repayment of the Obligations; (ix) guarantee or otherwise become liable with respect to the obligations of another party or entity, except by endorsements of instruments of items of payment for deposit to the general account of Borrower or which are transmitted or turned over to Greyrock on account of the Obligations in the ordinary course of business and except for guarantees of the obligations of subsidiaries; (x) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower); (xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock, except that Borrower may repurchase stock owned by employees, directors and consultants of Borrower pursuant to terms of employment, consulting or other stock restriction agreements at such time as any such employee, director or consultant terminates his or her affiliation with Borrower, provided that no Default or Event of Default shall exist either immediately prior to or after giving effect to any such repurchase, and provided that the aggregate purchase price so paid in any fiscal year shall not exceed $300,000; (xii) make any change in Borrower's capital structure which would have a material adverse effect on Borrower or on the prospect of repayment of the Obligations; or
(xiii) dissolve or elect to dissolve; or (xiv) agree to do any of the foregoing.

The provisions of this Section 5.5 shall not prohibit (i) issuance by Borrower of common stock upon exercise of stock options, (ii) sale of shares of Borrower's capital stock for cash, (iii) issuance of convertible debentures subordinate in all respects to the Obligations pursuant to subordination provisions acceptable to Greyrock in its discretion, (iv) sale by Borrower of worn out or obsolete equipment, (v) indebtedness for borrowed money existing on the date of this Agreement to the extent listed and described on Exhibit B hereto, (vi) Borrower from incurring indebtedness for or with respect to capital leases or for the financing of capital assets incurred in the ordinary course of business so long as the aggregate amount of indebtedness permitted by this clause (vi) shall not exceed $1,000,000 in any fiscal year, (vii) indebtedness of Borrower to subsidiaries incurred in the ordinary course of business and consistent with past practices, or (viii) extension, refinancings, modifications, amendments and restatements of any of the items of permitted indebtedness set forth in the above, provided that the amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower, outside of the ordinary course of Borrower's business.

        5.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Greyrock with respect to any Collateral or in any manner relating to Borrower, Borrower shall, without expense to Greyrock, make available Borrower and its officers, employees and agents, and Borrower's books and records, without charge, to the extent that Greyrock may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

        5.7 NOTIFICATION OF CHANGES. Borrower will promptly notify Greyrock in writing of any change in its officers or directors, the opening of any new bank account or other deposit account, and any material adverse change in the business or financial affairs of Borrower.

        5.8 INVESTMENT PROPERTY. Upon the request of Greyrock, Borrower shall deliver to Greyrock all certificated securities included in Investment Property, with all necessary indorsements, and obtain such account control agreements with securities intermediaries and take such other action with respect to any Investment Property, as Greyrock shall request, in form and substance satisfactory to Greyrock. Borrower shall have the right to retain all Investment Property payments and distributions, unless and until a Default or an Event of Default has occurred and is continuing. If a Default or an Event of Default exists, Borrower shall hold all payments on, and proceeds of, and distributions with respect to, Investment Property in trust for Greyrock, and Borrower shall deliver all such payments, proceeds and distributions to

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Greyrock, immediately upon receipt, in their original form, duly endorsed, to be applied to the Obligations in such order as Greyrock shall determine. Upon the request of Greyrock, any such distributions and payments with respect to any Investment Property held in any securities account shall be held and retained in such securities account as part of the Collateral.

     5.9 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by Greyrock, to execute all documents and take all actions, as Greyrock may deem reasonably necessary or useful in order to perfect and maintain Greyrock's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

     5.10 INDEMNITY. Borrower hereby agrees to indemnify Greyrock and hold Greyrock harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys' fees), of every nature, character and description, which Greyrock may sustain or incur based upon or arising out of any of the Obligations, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrower or its employees, any relationship or agreement between Greyrock and Borrower, any actual or alleged failure of Greyrock to comply with any writ of attachment or other legal process relating to Borrower or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Greyrock relating to Borrower or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of Greyrock or any of its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing Greyrock). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

6.  TERM.

     6.1 MATURITY DATE. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the MATURITY DATE); provided that the Maturity Date with respect to the Revolving Credit Loans shall automatically be extended, and this Agreement shall automatically and continuously renew solely to the extent relating to the Revolving Credit Loans, for successive additional terms of one year each, unless one party gives written notice to the other, not less than sixty days prior to the next Maturity Date, that such party elects to terminate this Agreement effective on the next Maturity Date.

     6.2 EARLY TERMINATION. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three business days after written notice of termination is given to Greyrock; or (ii) by Greyrock at any time after the occurrence and during the continuation of an Event of Default, without notice, effective immediately.

     6.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued based upon an application, guarantee, indemnity or similar agreement on the part of Greyrock, then on such date Borrower shall provide to Greyrock cash collateral in an amount equal to 110% of the face amount of all such letters of credit plus all interest, fees and costs due or (in Greyrock's estimation) likely to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to Greyrock's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Greyrock's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of Greyrock, Greyrock may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Greyrock, nor shall any such termination relieve Borrower of any Obligation to Greyrock, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Greyrock shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be reasonably required to terminate Greyrock's security interests.

7.  EVENTS OF DEFAULT AND REMEDIES.

     7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an EVENT OF DEFAULT under this Agreement, and Borrower shall give Greyrock immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Greyrock by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect; or (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or
(c) the total Loans and other Obligations outstanding at any time shall exceed the Total Credit Limit and Borrower shall not have paid such excess amount within one business day of such due date pursuant to Section 1.1 hereof; or (d) Borrower shall fail to perform any non-monetary Obligation which by its nature cannot be cured; or (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within 20 business days after the date performance is due; or (f) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or (g) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien, provided that such default or event of default shall not only constitute an Event of Default hereunder if notice of such default or event of default is given to Borrower or if the holder of such Permitted Lien commences enforcement thereof; or (h) Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a material adverse effect on Borrower's business or financial condition; or
(i) dissolution, termination of existence, insolvency or business failure of borrower or any Guarantor; or appointment of a receiver, trustee or custodian, for all or

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any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 45 days after the date commenced; or (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing; or (l) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (m) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits or terminates its subordination agreement; or
(n) there shall be a change in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares of stock of Borrower (excluding any changes resulting from a public offering of equity securities or the public trading of equity securities), in one or more transactions, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof, without the prior written consent of Greyrock; or (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law. Greyrock may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

   7.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, Greyrock, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower) (except that, prior or concurrently with the taking of the first of any of the following actions, Greyrock shall give Borrower one general written notice stating that Greyrock is "proceeding to exercise its rights and remedies" or words to that effect), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Greyrock without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Greyrock deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Greyrock seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives, to the extent permitted by law; (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Greyrock retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Greyrock at places designated by Greyrock which are reasonably convenient to Greyrock and Borrower, and to remove the Collateral to such locations as Greyrock may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Greyrock shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (f) Collect, receive, dispose of and realize upon any Investment Property, including withdrawal of any and all funds from any securities accounts; (g) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Greyrock obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Greyrock shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Greyrock deems reasonable, or on Greyrock's premises, or elsewhere and the Collateral need not be located at the place of disposition. Greyrock may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale;
(h) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Greyrock to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Greyrock's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables, General Intangibles and the like for less than face value; and (i) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. Borrower recognizes that Greyrock may be unable to make a public sale of any or all of the Investment Property, by reasons of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a


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commercially reasonable sale. All reasonable attorney's fees, expenses, costs, liabilities and obligations incurred by Greyrock with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

     7.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and Greyrock agree that a sale or other disposition (collectively, sale) of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Greyrock, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m.; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Greyrock may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Greyrock shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

     7.4 POWER OF ATTORNEY. Upon the occurrence and during the continuance of any Event of Default, without limiting Greyrock's other rights and remedies, Borrower grants to Greyrock an irrevocable power of attorney coupled with an interest, authorizing and permitting Greyrock (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Greyrock agrees to exercise the following powers in a commercially reasonable manner: (a) Execute on behalf of Borrower any documents that Greyrock may, in its sole discretion, deem advisable in order to perfect and maintain Greyrock's security interest in the Collateral, or in order to exercise a right of Borrower or Greyrock, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of Borrower any documents exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Greyrock's Collateral or in which Greyrock has an interest; (c) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, and Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment of proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Greyrock's possession; (e) Endorse all checks and other forms of remittances received by Greyrock; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith;
(h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Greyrock the same rights of access and other rights with respect thereto as Greyrock has under this Agreement; (k) Execute and deliver to any securities intermediary or other Person any entitlement order, account control agreement or other notice, document or instrument with respect to any Investment Property, and (l) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and reasonable attorney's fees incurred by Greyrock with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Greyrock's rights under the foregoing power of attorney or any of Greyrock's other rights under this Agreement be deemed to indicate that Greyrock is in control of the business, management or properties of Borrower.

     7.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale or other disposition of the Collateral shall be applied by Greyrock first to the reasonable costs, expenses, liabilities, obligations and attorney's fees incurred by Greyrock in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Greyrock shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Greyrock for any deficiency. If Greyrock, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Greyrock shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Greyrock of the cash therefor.

     7.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Greyrock shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Greyrock and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Greyrock of one or more of its rights or remedies shall not be deemed an election, nor bar Greyrock from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Greyrock to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and

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remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

     ACCOUNT DEBTOR means the obligor on a Receivable.

     AFFILIATE means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person or any Person controlling, controlled by or under common control with such Person.

     AGREEMENT and THIS AGREEMENT means this Loan and Security Agreement and all modifications and amendments thereto, extensions thereof, and replacements therefor.

     BUSINESS DAY means a day on which Greyrock is open for business.

     CODE means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

     COLLATERAL has the meaning set forth in Section 2.1 above.

     DEFAULT means any event which with notice or passage of time or both, would constitute an Event of Default.

     DEPOSIT ACCOUNT has the meaning set forth in Section 9105 of the Code.

     ELIGIBLE RECEIVABLES means unconditional Receivables arising in the ordinary course of Borrower's business from the completed sale of goods or rendition of services, which Greyrock, in its good faith business judgment, shall deem eligible for borrowing, based on such considerations as Greyrock may from time to time deem appropriate.

     EQUIPMENT means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind of description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

     EVENT OF DEFAULT means any of the events set forth in section 7.1 of this Agreement.

     GENERAL INTANGIBLES means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all causes in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Greyrock rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

     GUARANTOR means any Person who has guaranteed any of the Obligations.

     INVENTORY means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including all raw materials, work in process, finished goods and goods in transit), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling of finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

     INVESTMENT PROPERTY means any and all investment property of Borrower, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise wherever located, and whether now existing or hereafter acquired or arising.

     OBLIGATIONS means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Greyrock, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Greyrock in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, loan fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Greyrock.

     PERMITTED LIENS means the following: (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment;
(iii) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Greyrock's security interests; (iv) additional security interests and liens which are subordinate to the security interest in favor of Greyrock and are consented to in writing by Greyrock (which consent shall not be unreasonably withheld); (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent for more than 45 days or are


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being contested in good faith by appropriate proceedings; (vii) any judgment, attachment or similar lien, unless the judgment it secures is not fully covered by insurance and has not been discharged or execution thereof effectively stayed and bonded against pending appeal within 30 days of the entry thereof, provided that if the judgment is not fully covered by insurance or execution thereof has not been so stayed and bonded, Greyrock shall not be required to make any Loans or otherwise extend credit to or for the benefit of Borrower; (viii) liens existing on equipment at the time of its acquisition or lease, provided that the lien is confined solely to the equipment so acquired and improvements thereon;
(ix) leases or subleases and licenses or sublicenses granted to others in the ordinary course of business which do not interfere in any material respect with the business of Borrower; (x) liens which constitute rights of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or by operation of law, in connection with arrangements entered into with depository institutions in the ordinary course of business; (xi) liens in existence on the date hereof and listed on Exhibit C hereto; (xii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and (xii) liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods. Greyrock will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Greyrock's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Greyrock, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

  PERSON means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

  PRIME RATE means the variable rate of interest, per annum, most recently announced by Bank of America, N.A., as its "prime rate" or "reference rate," as the case may be, irrespective of whether such announced rate is the best rate available from such financial institution. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal, as the base rate on corporate loans at large U.S. money center commercial banks.

  RECEIVABLES means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

  OTHER TERMS. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.  GENERAL PROVISIONS.

  9.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Greyrock (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Greyrock on account of the Obligations upon receipt by Greyrock of immediately available funds. Greyrock shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Greyrock in its discretion, and Greyrock may charge Borrower's Loan account for the amount of any item of payment which is returned to Greyrock unpaid.

  9.2 APPLICATION OF PAYMENTS. All payments with respect to the Obligations may be applied, and in Greyrock's sole discretion reversed and re-applied, to the Obligations, in such order and manner as Greyrock shall determine in its sole discretion.

  9.3 CHARGES TO ACCOUNT. Greyrock may, in its discretion, require that Borrower pay monetary Obligations in cash to Greyrock, or charge them to Borrower's loan account, in which event they will bear interest at the same rate applicable to the Loans.

  9.4 MONTHLY ACCOUNTINGS. Greyrock shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Greyrock), unless Borrower notifies Greyrock in writing to the contrary within sixty days after each account is rendered, describing the nature of any alleged errors or admissions.

  9.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Greyrock or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one business day following delivery to the private delivery service, or two business days following the deposit thereof in the United States mail, which postage prepaid.

  9.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

GREYROCK CAPITAL                                     LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

        9.7 Integration. The Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Greyrock and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

        9.8 Waivers. The failure of Greyrock at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Greyrock shall not waive or diminish any right of Greyrock later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Greyrock shall be deemed to have been waived by any act or knowledge of Greyrock or its agents or employees, but only by a specific written waiver signed by an authorized officer of Greyrock and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Greyrock on which Borrower is or may in any way be liable, and notice of any action taken by Greyrock, unless expressly required to this Agreement.

        9.9 Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Greyrock.

        9.10 Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

        9.11 Attorneys Fees and Costs. Borrower shall reimburse Greyrock for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Greyrock, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonably attorneys' fees and costs Greyrock incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Greyrock's security interest in, the Collateral; and otherwise represent Greyrock in any litigation relating to Borrower. If either Greyrock or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Greyrock may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

        9.12 Benefit of Agreement. The provision of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Greyrock; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Greyrock, and any prohibited assignment shall be void. No consent by Greyrock to any assignment shall release Borrower from its liability for the Obligations.

        9.13 Joint and Several Liability. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

        9.14 Paragraph Headings; Construction. Paragraph headings are only used in this Borrower for convenience. Borrower and Greyrock acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Greyrock or Borrower under any rule of construction or otherwise.

        9.16 Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of Greyrock and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to Greyrock to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Greyrock option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

        9.17 Mutual Waiver of Jury Trial. BORROWER AND GREYROCK EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN GREYROCK AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF

GREYROCK CAPITAL                                     LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

GREYROCK OR BORROWER OR ANY OF THEIR
DIRECTORS, OFFICERS, EMPLOYEES, AGENTS,
ATTORNEYS OR ANY OTHER PERSONS
AFFILIATED WITH GREYROCK OR
BORROWER, IN ALL OF THE FOREGOING
CASES, WHETHER SOUNDING IN CONTRACT
OR TORT OR OTHERWISE.

BORROWER:

     SOFTWARE TECHNOLOGIES
     CORPORATION


     BY /s/ William Overell
        --------------------------------

     TITLE VP Finance & CFO
           -----------------------------

GREYROCK:

     GREYROCK CAPITAL
     A DIVISION OF BANC OF AMERICA COMMERCIAL
     FINANCE CORPORATION


     BY /s/
        --------------------------------

     TITLE
           -----------------------------

                                   EXHIBIT A
                                       TO
                          LOAN AND SECURITY AGREEMENT

        AGREEMENTS PROHIBITING GRANT OF SECURITY INTERESTS IN COLLATERAL

(a) LinkSoft Technologies, Inc., Software License Agreement, dated December 14, 1996, including Volume Purchase Agreement and Credit Agreement each dated December 14, 1996.

(b) LinkSoft Technologies, Inc., Software License Agreement, dated March 30, 1998, including Volume Purchase Addendum dated March 4, 1999.

(c) Intersolv, Inc., Distributor License Agreement, dated August 8, 1997, including Amendment No. 1 dated April 13, 1998.

(d) Intelligent Search Technology, Ltd., OEM License Agreement, dated August 10, 1999.

                                   EXHIBIT B
                                       TO
                          LOAN AND SECURITY AGREEMENT
                             PERMITTED INDEBTEDNESS

     The Company is a party to the following agreements related to indebtedness for borrowed money:

     (a) The Company is a party to the following equipment and operating leases:

          See Attachment A.

     (b) The Company is a party to the following leases for real property greater than one year in length:

          (i) The Company is party to a seventy two (72) month lease agreement, as amended as of August 5, 1998, with Boone/Fetter/Occidental 1 dated June 6, 1997. Pursuant to such lease, the Company leases property located at 404 Huntington Drive, Monrovia, California for $45,563 per month through November 30, 1998, and $63,280 for the next 25 months. The remaining months are paid at a monthly rate of $69,307.

          (ii) The Company is negotiating a lease for up to approximately 10,000 square feet of office space in El Segundo, California.

                                   EXHIBIT C
                                       TO
                          LOAN AND SECURITY AGREEMENT

                                PERMITTED LIENS


1.   LIENS AND ENCUMBRANCES

(a) The Company has granted certain liens and security interests to Imperial Bank pursuant to the terms of the Security and Loan Agreement dated August 11, 1998, addenda and related notes thereto. Such Security and Loan Agreement currently prohibits certain repurchases of the Company's stock, including the redemption of the Shares contemplated by the Restated Articles of Incorporation.

(b) The Company has granted certain liens and security interests to certain equipment lessors under the terms of the respective equipment leases listed below.

(c)  The Company is a party to the following equipment and operating leases:

     See Attachment A.

(d) The Company is a party to the following leases for real property greater than one year in length:

     (i) The Company is party to a seventy two (72) month lease agreement, as amended as of August 5, 1998, with Boone/Fetter/Occidental I dated June 6, 1997. Pursuant to such lease, the Company leases property located at 404 Huntington Drive, Monrovia, California for $45,563 per month through November 30, 1998, and $63,280 for the next 25 months. The remaining months are paid at a monthly rate of $69,307.

     (ii) The Company is negotiating a lease for up to approximately 10,000 square feet of office space in El Segundo, California.

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

              ----------------------------------------------------

                           WARRANT TO PURCHASE STOCK

WARRANT TO PURCHASE 175,000             ISSUE DATE:             OCTOBER 29, 1999
SHARES OF THE COMMON                    EXPIRATION DATE:        OCTOBER 29, 2004
STOCK OF SOFTWARE TECHNOLOGIES          INITIAL EXERCISE PRICE: $2.83 PER SHARE
CORPORATION

THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, GREYROCK CAPITAL, a Division of Banc of America Commercial Finance Corporation ("Holder") is entitled to purchase the number of fully paid and non-assessable shares of common stock (the "Shares") of Software Technologies Corporation, a California corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1.  EXERCISE.

     1.1 METHOD OF EXERCISE. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

     1.2  CONVERSION RIGHT. In lieu of exercising this Warrant as specified in
Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

     1.3 FAIR MARKET VALUE. If the Shares are traded in a public market, the fair market value of the Shares shall be the average closing prices of the Shares (or the closing prices of the Company's stock into which the Shares are convertible) reported for the five business days immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

     1.4 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares so acquired.

     1.5 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     1.6  REPURCHASE ON SALE, MERGER OR CONSOLIDATION OF THE COMPANY.

          1.6.1. "ACQUISITION". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

          1.6.2. ASSUMPTION OF WARRANT. If upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

          1.6.3. NONASSUMPTION. If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to
Section 1.2 and thereafter Holder shall participate in the acquisition on the same terms as other holders of the same class of securities of the Company.

                                                       WARRANT TO PURCHASE STOCK
--------------------------------------------------------------------------------

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

     2.1 STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

     2.2 RECLASSIFICATIONS, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

     2.3 ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

     2.4 ADJUSTMENTS FOR DILUTING ISSUANCES. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth on Exhibit A.

     2.5 NO IMPAIRMENT. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this
Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that specifically and adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

     2.6 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

     2.7 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

     3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder as follows:

         (a) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

         (b) The capitalization of the Company at June 30, 1999 was set forth on Schedule 3.1(b) attached hereto, and on the issue date hereof the Shares shall represent no less than 0.35% of the Company's common stock on a fully diluted basis.

     3.2 NOTICE OF CERTAIN EVENTS. If the Company proposes at any time (a) to declare any dividend (other than a stock dividend in the nature of a stock split) or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the

                                                       WARRANT TO PURCHASE STOCK
--------------------------------------------------------------------------------
holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

     3.3 INFORMATION RIGHTS. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and
(c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

ARTICLE 4. MISCELLANEOUS.

     4.1 TERM: NOTICE OF EXPIRATION. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

     4.2 LEGENDS. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     4.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holders notice of proposed sale.

     4.4 TRANSFER PROCEDURE. Subject to the provisions of Section 4.2 and 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

     4.5 MARKET STAND-OFF AGREEMENT. Holder agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than any securities purchased in the public market or directly from the underwriters of such offering) during a period of time determined by the Company and its underwriters (not to exceed 180 days) following the effective date of the registration statement of the Company filed under the Securities Act with respect to the Company's initial public offering (other than any shares sold in such offering), provided that all executive officers and directors of the Company who then hold Common Stock (or other securities) of the Company enter into similar agreements in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Common Stock (or other securities) issuable upon exercise of this Warrant subject to the foregoing restriction until the end of said period.

     4.6 NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

     4.7 WAIVER. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     4.8 ATTORNEYS' FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

     4.9 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

SOFTWARE TECHNOLOGIES
CORPORATION

By  WILLIAM OVERELL
  ------------------------------


Title VP Finance & CFO
     ---------------------------

                                   APPENDIX 1
                               NOTICE OF EXERCISE

      1. The undersigned hereby elects to purchase _______ shares of the Common Stock of Software Technologies Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

      1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to ________ of the Shares covered by the Warrant.

      [Strike paragraph that does not apply.]

      2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                           __________________________
                                     (NAME)

                           __________________________

                           __________________________
                                   (ADDRESS)


      3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


_______________________________
(Signature)

_______________________________
(Date)

                                                       Warrant to Purchase Stock
--------------------------------------------------------------------------------

                                   EXHIBIT A
                            ANTI-DILUTION PROVISIONS

Per Anti-Dilution Agreement of even date.


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                                   SCHEDULE TO
                           LOAN AND SECURITY AGREEMENT

BORROWER:             SOFTWARE TECHNOLOGIES CORPORATION
ADDRESS:              404 E. HUNTINGTON DRIVE
                      MONROVIA, CALIFORNIA  91016

DATE:                 OCTOBER 29, 1999

This Schedule is an integral part of the Loan and Security Agreement between GREYROCK CAPITAL, A DIVISION OF BANC OF AMERICA COMMERCIAL FINANCE CORPORATION (Greyrock) and the above-borrower (Borrower) of even date.

================================================================================

1.  CREDIT LIMIT
    (Section 1.1):

    Total Credit Limit:         $20,000,000

    Revolving Credit Limit:     An amount not to exceed the lesser of (1) or (2)
                                below:

                                (1) $10,000,000 at any one time outstanding; or

                                (2) an amount equal to 80% of the amount of
                                    Borrower's Eligible Receivables (as defined in Section 8 above).

    Term Loan Limit:            $10,000,000

================================================================================

2.  INTEREST.

        INTEREST RATE (Section 1.2):

                                The interest rate in effect throughout each calendar month during the term of this Agreement shall be the highest Prime Rate in effect during such month, plus 2% per annum, provided that the interest rate in effect in each month shall not be less than 8% per annum, and provided that the interest charged for each month shall be a minimum of $15,000, regardless of the amount of the Obligations outstanding. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Prime Rate has the meaning set forth in Section 8 above.



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================================================================================

3.  FEES (Section 1.3/Section 6.2):

        Loan Fee:                $200,000, payable concurrently herewith.

        NSF Check Charge:        $15.00 per item.

        Wire Transfers:          $15.00 per transfer.

================================================================================

4.  MATURITY DATE
    (Section 6.1):               February 1, 2001, subject to automatic renewal
                                 as provided in Section 6.1 above, and early termination as provided in Section 6.2 above.

================================================================================

5.  REPORTING.
      (Section 5.2):

                             Borrower shall provide Greyrock with the following:

                             1.  Annual financial statements, as soon as
                                 available, and in any event within 90 days following the end of Borrower's fiscal year, certified by one of the largest five accounting firms in the United States (measured by the number of certified public accountants) or other independent certified public accountants acceptable to Greyrock.

                             2. Quarterly unaudited financial statements, as soon as available, and in any event within 45 days after the end of each fiscal quarter of Borrower.

                             3. Monthly unaudited financial statements, as soon as available, and in any event within 45 days after the end of each month.

                             4. Monthly Receivable agings, aged by invoice date, within 10 business days after the end of each month.

                             5. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers within 10 business days after the end of each month.


================================================================================

6.  BORROWER INFORMATION:

        PRIOR NAMES OF
        BORROWER
        (Section 3.2):           None

        PRIOR TRADE
        NAMES OF BORROWER
        (Section 3.2):           None

        EXISTING TRADE
        NAMES OF BORROWER
        (Section 3.2):           None



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        OTHER LOCATIONS AND
        ADDRESSES (Section 3.3): 404 and 602 E. Huntington Drive
                                 Monrovia, CA  91016

                                 2105 S. Myrtle Avenue
                                 Monrovia, CA  91016

                                 3340 Peachtree Road NE, Suite 1800
                                 Atlanta, GA  30326

                                 150 E. Foothill Boulevard
                                 Arcadia, CA  91006

                                 Two Mid America Plaza, Suite 800
                                 Oak Brook, IL  60181

                                 13455 Noel Road, Suite 1000
                                 Dallas, TX  75240

                                 One Kendall Square, #2200
                                 Cambridge, MA  02139

                                 The Chrysler Building
                                 405 Lexington Avenue, 25th floor
                                 New York, NY  10174

                                 12400 Olive Boulevard, Suite 5555
                                 St. Louis, MO  63141

                                 Embarcadero Center, Suite 200
                                 San Francisco, CA 94111

                                 2000 Town Center
                                 Southfield, MI 48075

                                 100 Marine World Parkway, Suite 500
                                 Redwood Shores, CA 94065

                                 Two Fountain Square
                                 11921 Freedom Drive, Suite 550
                                 Reston, VA  20190

        MATERIAL ADVERSE
        LITIGATION (Section 3.10):  None


================================================================================

7.  OTHER COVENANTS:
                                 Borrower shall at all times comply with all of the following additional covenants:

                                  (1) PATENT AND TRADEMARK SECURITY AGREEMENT.
                                      Borrower shall concurrently execute and
                                      deliver to Greyrock a Patent and Trademark
                                      Security Agreement, on Greyrock's standard form, whereby Borrower shall grant to Greyrock a security interest in all of its trademarks, patents, and such rights and interests capable



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                                      of being protected as trademarks or
                                      patents, as additional collateral for the Obligations. Such Patent and Trademark Security Agreement shall continue in full force and effect throughout the term of this Loan Agreement and so long as any portion of the Obligations remains outstanding

                                  (2) SECURITY AGREEMENT IN COPYRIGHTED WORKS
                                      Borrower shall concurrently execute and
                                      deliver to Greyrock a Security Agreement in Copyrighted Works, on Greyrock's standard form, whereby Borrower shall grant to Greyrock a security interest in all of its copyrights and such rights and interests capable of being protected as copyrights, as additional collateral for the Obligations. Such Security Agreement in Copyrighted Works shall continue in full force and effect throughout the term of this Loan Agreement and so long as any portion of the Obligations remains outstanding

                                 (3)  WARRANTS. Borrower shall concurrently
                                      execute and deliver to Greyrock a Warrant for the purchase up to 175,000 shares of Borrower at a price of $2.83 per share for a five-year period ending on the fifth anniversary of this Agreement, together with an Antidilution Agreement relating thereto, all in form and substance satisfactory to Greyrock.



Borrower:                                    Greyrock:

 SOFTWARE TECHNOLOGIES CORPORATION           GREYROCK CAPITAL,
                                             a Division of Banc of America
                                             Commercial Finance Corporation


 By                                          By
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 Title                                       Title
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